PowerSchool Announces Third Quarter 2023 Financial Results
•PowerSchool delivers third quarter total revenue growth of 12% to $182.2 million, exceeding the high end of the third quarter guidance range, and increases full-year 2023 outlook for total revenue
•GAAP net loss per diluted share improves 100% over the prior year to $0.00, and Non-GAAP Net Income per diluted share improves 14% to $0.24
•Adjusted EBITDA* grows 19% to $62.0 million, exceeding the high end of the third quarter guidance range, and increases full-year 2023 outlook for Adjusted EBITDA
•ARR* increases 9% over the prior year to reach $640.4 million as of September 30, 2023

FOLSOM, Calif. – November 7, 2023: PowerSchool Holdings, Inc. (NYSE: PWSC) (“PowerSchool” or the “Company”), the leading provider of cloud-based software for K-12 education in North America, today announced financial results for its third quarter ended September 30, 2023.

“These third quarter results showcase our ability to build scale, operate with efficiency, and generate value," said PowerSchool CEO Hardeep Gulati. "Our ongoing innovations in data-centric AI solutions, our investments in adjacent products, and the build out of our global footprint are increasing our total addressable market by a factor of ten. Not only are are we building a runway for sustainable long term growth at leading levels of profitability, we are uniquely positioned to deliver the future of personalized education."

Third Quarter 2023 Financial Results
•Total revenue was $182.2 million for the three months ended September 30, 2023, up 12% year-over-year
•Subscriptions and support revenue was $149.0 million, up 9% year-over-year
•Gross profit was $110.3 million, or 61% of total revenue, and Adjusted Gross Profit* was $129.3 million, or 71% of total revenue
•Net loss was $1.3 million, or negative 1% of total revenue, and Non-GAAP net income* was $49.0 million, or 27% of total revenue
•Adjusted EBITDA* was $62.0 million, or 34% of total revenue
•GAAP net loss per diluted share was $0.00 on 165.7 million shares outstanding. Non-GAAP Net Income per diluted share* was $0.24 on 203.3 million shares outstanding
•Cash flows from operations were $220.4 million, and Free Cash Flow* was $211.2 million
•ARR* was $640.4 million, up 9% year-over-year, and NRR* rate was 107.2%, down 150 basis points year-over-year and down 230 basis points from the prior quarter

* Definitions of the key business metrics and the non-GAAP financial measures used in this press release and reconciliations of such measures to the most closely comparable GAAP measures are included below under the headings “Definitions of Certain Key Business Metrics” and “Use and Reconciliation of Non-GAAP Financial Measures.”
Recent Business Highlights
•Platform Expansion:
◦Completed the acquisition of K-12 communication technology company SchoolMessenger, expanding PowerSchool's platform to include critical family communication solutions, including mass, emergency, and two-way communications via voice, text, email, and social media. Enables PowerSchool to centralize, enrich, and innovate the communication processes that have been fragmented and inefficient for both districts and parents.
◦Acquired India-based K-12 ERP and administration software provider Neverskip, immediately expanding PowerSchool's reach to over 1.2 million students in India. Neverskip provides localized and high-quality school and student administration products that are scalable with PowerSchool's complementary platform of solutions.

•International Expansion: Added 6 new strategic channel partnerships in targeted regions across the globe:
◦Middle East and Africa: CCS in Egypt and Bahwan Cybertek in Oman and the UAE
◦Asia: BeeNet in Hong Kong, Singapore, and the Philippines
◦Europe: Gear Education in Greece and Cyprus
◦South America: LearnBase in Brazil
◦New Zealand: Glenn Cook Technologies
•Data Privacy & Security: Announced PowerSchool is joining the K-12 Education Technology Secure by Design Pledge, a voluntary pledge for K-12 education technology software manufacturers, developed by the Cybersecurity and Infrastructure Security Agency (CISA) and the U.S. Department of Education. PowerSchool also announced new commitments to further secure the education technology ecosystem by offering free and subsidized security-as-a-service resources to all U.S. schools and districts.
•EAB Partnership: Announced expanded partnership with EAB, the leading provider of higher education research, technology, and enrollment solutions, to provide high school students easy access to proactive offers of college admission and financial aid. The partnership expands the availability of EAB’s student-college matching technology, Concourse, to the millions of high school juniors and seniors who use PowerSchool Naviance CCLR to prepare for college and careers.
•Product Enhancements: Announced new enhancements to PowerSchool Naviance CCLR, part of the Student Success and Workforce Development Clouds. The new Naviance CCLR student experience includes a brand-new user interface and an interactive, personalized tool called My Future Plan. This update marks the first phase of Naviance CCLR's comprehensive updates to modernize and enhance the student experience to deepen support for students pursuing a variety of paths after high school.
•Awards & Recognition: Received recognition from the Globee® Awards for outstanding leadership and helping schools solve challenges and support continuous instruction:
◦PowerSchool CEO Hardeep Gulati was recognized in the 11th Annual 2023 Globee® Awards for Leadership as the Gold Globee® Winner in the CEO Achiever | Leader of the Year and CEO of the Year | Cloud Computing, SaaS, or Internet categories.
◦PowerSchool’s Naviance CCLR was recognized in the Secondary category for Tech & Learning’s Awards of Excellence: Back to School 2023, and was recognized in the Higher Education category for its Faculty Information System.

Commenting on the Company’s financial results, Eric Shander, PowerSchool President and CFO, added, “We are pleased to see such consistent execution across our teams in this third quarter as we balance our revenue growth objectives with our goals around profitability and cash flow. This performance is benefiting our progress in innovating our next-generation products, which we believe will position PowerSchool, our customers, and students all over the world for a long future of success."

Financial Outlook

The Company currently expects the following results:
Quarter ending December 31, 2023 (in millions)

Total revenue	$182	to	$185
Adjusted EBITDA *	$56	to	$58
Year ending December 31, 2023 (in millions)

Total revenue	$697.5	to	$700.5
Adjusted EBITDA *	$229	to	$231

* Adjusted EBITDA, a non-GAAP financial measure, was not reconciled to net income (loss), the most closely comparable GAAP financial measure, because net income (loss) is not accessible on a forward-looking basis. The Company is unable to reconcile Adjusted EBITDA to net loss without unreasonable efforts because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact net income (loss) for these periods but would not impact Adjusted EBITDA. Such items include stock-based compensation charges, depreciation and amortization of capitalized software costs and acquired intangible assets, severance, and other items. The unavailable information could have a significant impact on net income (loss). The foregoing financial outlook reflects the Company’s expectations as of today’s date. Given the number of risk factors, uncertainties, and assumptions discussed below, actual results may differ materially. The Company does not intend to update its financial outlook until its next quarterly results announcement.

Important disclosures in this earnings release about and reconciliations of historical non-GAAP financial measures to the most closely comparable GAAP measures are provided below under “Use and Reconciliation of Non-GAAP Financial Measures.”
Conference Call Details
PowerSchool will host a conference call to discuss the third quarter 2023 results on November 7, 2023, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). Those wishing to participate via webcast should access the call through PowerSchool’s Investor Relations website (https://investors.powerschool.com/events-and-presentations/default.aspx). An archived webcast will be made available shortly after the conference call ends.

Those wishing to participate via telephone may dial 1-844-826-3035 (USA) or 1-412-317-5195 (International) by referencing conference ID 10183327. The telephone replay will be available from 5:00 p.m. Pacific Time (8:00 p.m. Eastern Time) on November 7, 2023, through November 14, 2023, by dialing 1-844-512-2921 (USA) or 1-412-317-6671 (International) and referencing the replay passcode 10183327.

About PowerSchool
PowerSchool (NYSE: PWSC) is the leading provider of cloud-based software for K-12 education in North America. Its mission is to power the education ecosystem with unified technology that helps educators and students realize their full potential, in their way. PowerSchool connects students, teachers, administrators, and parents, with the shared goal of improving student outcomes. From the office to the classroom to the home, it helps schools and districts efficiently manage state reporting and related compliance, special education, finance, human resources, talent, registration, attendance, funding, learning, instruction, grading, assessments, and analytics in one unified platform. PowerSchool supports over 50 million students globally and more than 16,000 customers, including over 90 of the top 100 districts by student enrollment in the United States, and sells solutions in over 90 countries. Visit www.powerschool.com to learn more.

Forward-Looking Statements

Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including our financial outlook and descriptions of our business plan and strategies. Forward-looking statements are based on PowerSchool management’s beliefs, as well as assumptions made by, and information currently available to, them. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future product development and their benefits, and future operating or financial performance or other events. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: economic uncertainty, including high inflation, high interest rates, foreign currency exchange volatility, concerns of economic slowdown or recession, instability of the banking system, and reduced government spending or suspension of investment in new or enhanced projects; our history of cumulative losses; competition; our ability to attract new customers on a cost-effective basis and the extent to which existing customers renew and upgrade their subscriptions; our ability to sustain and expand revenues, maintain profitability, and to effectively manage our anticipated growth; our ability to retain, hire, and integrate skilled personnel including our senior management team; our ability to identify acquisition targets and to successfully integrate and operate acquired businesses; our ability to maintain and expand our strategic relationships with third parties, including with state and local government entities; the seasonality of our sales and customer growth; our reliance on third-party software and intellectual property licenses; our ability to obtain, maintain, protect, and enforce intellectual property protection for our current and future solutions; the impact of potential information technology or data security breaches or other cyber-attacks or other disruptions; and the other factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and our most recent Quarterly Report on Form 10-Q, each filed with the Securities Exchange Commission (“SEC”). Copies of such filing may be obtained from the Company or the SEC.

We caution you that the factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the benefits, results, or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances except as required by law.

Definitions of Certain Key Business Metrics

Annualized Recurring Revenue (“ARR”)

ARR represents the annualized value of all recurring contracts as of the end of the period. ARR mitigates fluctuations due to seasonality, contract term, one-time discounts given to help customers meet their budgetary and cash flow needs, and the sales mix for recurring and non-recurring revenue. ARR does not have any standardized meaning and is therefore unlikely to be comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with or to replace either of those items. ARR is not a forecast, and the active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by our customers.

Net Revenue Retention Rate (“NRR”)

We believe that our ability to retain and grow recurring revenues from our existing customers over time strengthens the stability and predictability of our revenue base and is reflective of the value we deliver to them through upselling and cross selling our solution portfolio. We assess our performance in this area using a metric we refer to as Net Revenue Retention Rate (“NRR”). For the purposes of calculating NRR, we exclude from our calculation of NRR any changes in ARR attributable to Intersect customers, as this product is sold through our channel partnership with EAB Global, Inc. and is pursuant to annual revenue minimums, therefore the business will not be managed based on NRR. We calculate our dollar-based NRR as of the end of a reporting period as follows:

•Denominator. We measure ARR as of the last day of the prior year comparative reporting period.

•Numerator. We measure ARR from renewed and new sale opportunities booked as of the last day of the current reporting period from customers with associated ARR as of the last day of the prior year comparative reporting period.

The quotient obtained from this calculation is our dollar-based net revenue retention rate. Our NRR provides insight into the impact on current year recurring revenues of expanding adoption of our solutions by our existing customers during the current period. Our NRR is subject to adjustments for acquisitions, consolidations, spin-offs, and other market activity.

Use and Reconciliation of Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operating performance. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for analytical and supplemental informational purposes only, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.
Adjusted Gross Profit: Adjusted Gross Profit is a supplemental measure of operating performance that is not made under GAAP and that does not represent, and should not be considered as, an alternative to gross profit, as determined in accordance with GAAP. We define Adjusted Gross Profit as gross profit, adjusted for depreciation, share-based compensation expense and the related employer payroll tax, restructuring and acquisition-related expenses, amortization of acquired intangible assets, and capitalized product development costs. We use Adjusted Gross Profit to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short-term and long-term operating plans. We believe that Adjusted Gross Profit is a useful measure to us and to our investors because it provides consistency and comparability with our past financial performance and between fiscal periods, as the metric generally eliminates the effects of the variability of depreciation, share-based compensation, restructuring expense, acquisition-related expenses, and amortization of acquired intangibles and capitalized product development costs from period to period, which may fluctuate for reasons unrelated to overall operating performance. We believe that the use of this measure enables us to more effectively evaluate our performance period-over-period and relative to our competitors.
Non-GAAP Net Income (Loss), Non-GAAP Cost of Revenue and Operating Expenses, and Adjusted EBITDA: Non-GAAP Net Income (Loss), Non-GAAP Cost of Revenue, Non-GAAP Operating Expenses, and Adjusted EBITDA are supplemental measures of operating performance that are not made under GAAP and that do not represent, and should not be considered as, an alternative to net income (loss), GAAP cost of revenue, and GAAP operating expenses, as applicable. We define Non-GAAP Net Income (Loss) as net income (loss) adjusted for depreciation and amortization, share-based compensation expense and the related employer payroll tax, management fees, restructuring expense, and acquisition-related expenses. We define Non-GAAP Cost of Revenue and Operating Expenses as their respective GAAP measures adjusted for share-based compensation expense and the related employer payroll tax, management fees, restructuring expense, and acquisition-related expense. We define Adjusted EBITDA as net income (loss) adjusted for all of the above items, net interest expense, and provision for (benefit from) income tax. We use Non-GAAP Net Income, Non-GAAP Cost of Revenue, Non-GAAP Operating Expenses, and Adjusted EBITDA to understand and evaluate our core operating performance and trends and to develop short-term and long-term operating plans. We believe that Non-GAAP Net Income and Adjusted EBITDA facilitate comparison of our operating performance on a consistent basis between periods and, when viewed in combination with our results prepared in accordance with GAAP, help provide a broader picture of factors and trends affecting our results of operations.
Free Cash Flow and Unlevered Free Cash Flow: Free Cash Flow and Unlevered Free Cash Flow are supplemental measures of liquidity that are not made under GAAP and that do not represent, and should not be considered as, an alternative to cash flow from operations, as determined by GAAP. We define Free Cash Flow as net cash used in operating activities less, cash used for purchases of property and equipment, and capitalized product development costs. We define Unlevered Free Cash Flow as Free Cash Flow plus cash paid for interest on outstanding debt. We believe that Free Cash Flow and Unlevered Free Cash Flow are useful indicators of liquidity that provide information to management and investors about the amount of cash generated by our operations inclusive of that used for investments in property and equipment and capitalized product development costs as well as cash paid for interest on outstanding debt.
These non-GAAP financial measures have their limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, these non-

GAAP financial measures should not be considered as a replacement for their respective comparable financial measures, as determined by GAAP, or as a measure of our profitability or liquidity. We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP measures only for supplemental purposes.
For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(unaudited)

(in thousands except per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(unaudited)		(unaudited)
Revenue:
Subscriptions and support	$148,990	$137,095	$436,566	$401,870
Service	20,722	19,933	57,152	55,114
License and other	12,452	5,406	21,797	12,633
Total revenue	182,164	162,434	515,515	469,617
Cost of revenue:
Subscriptions and support	36,595	39,009	111,570	114,303
Service	14,140	14,852	43,586	45,585
License and other	4,608	1,087	6,575	2,790
Depreciation and amortization	16,507	14,839	48,637	43,069
Total cost of revenue	71,850	69,787	210,368	205,747
Gross profit	110,314	92,647	305,147	263,870
Operating expenses:
Research and development	26,751	27,821	78,035	80,528
Selling, general, and administrative	53,606	45,530	156,293	133,117
Acquisition costs	2,461	11	2,461	2,630
Depreciation and amortization	15,835	15,955	47,370	48,050
Total operating expenses	98,653	89,317	284,159	264,325
Income (loss) from operations	11,661	3,330	20,988	(455)
Interest expense - net	16,409	11,158	46,539	26,923
Other expenses (income) - net	33	(3,100)	107	(3,677)
Loss before income taxes	(4,781)	(4,728)	(25,658)	(23,701)
Income tax (benefit) expense	(3,475)	(811)	(5,244)	794
Net loss	(1,306)	(3,917)	(20,414)	(24,495)
Less: Net loss attributable to non-controlling interest	(833)	(1,389)	(4,893)	(5,330)
Net loss attributable to PowerSchool Holdings, Inc.	$(473)	$(2,528)	$(15,521)	$(19,165)
Net loss attributable to PowerSchool Holdings, Inc. Class A common stock:
Basic	(473)	(2,528)	(15,521)	(19,165)
Diluted	(481)	(2,528)	(15,521)	(19,165)
Net loss attributable to PowerSchool Holdings, Inc. per share of Class A common stock, basic	$0.00	$(0.02)	$(0.10)	$(0.12)
Net loss attributable to PowerSchool Holdings, Inc. per share of Class A common stock, diluted	$0.00	$(0.02)	$(0.10)	$(0.12)
Weighted average shares of Class A common stock:
Basic	163,785,972	158,812,536	162,465,480	158,387,266
Diluted	165,666,867	158,812,536	162,465,480	158,387,266
Other comprehensive income, net of taxes:
Foreign currency translation	(174)	(741)	(66)	(1,744)
Change in unrealized gain on investments	—	—	3	—
Total other comprehensive income (loss)	(174)	(741)	(63)	(1,744)
Less: comprehensive income (loss) attributable to non-controlling interest	(33)	(149)	(12)	(350)
Comprehensive loss attributable to PowerSchool Holdings, Inc.	$(614)	$(3,120)	$(15,572)	$(20,559)

CONSOLIDATED BALANCE SHEETS
(unaudited)

(in thousands)	September 30, 2023	December 31, 2022
Assets
Current Assets:
Cash and cash equivalents	$322,831	$137,471
Accounts receivable - net of allowance of $7,331 and $4,712, respectively	134,621	54,296
Prepaid expenses and other current assets	37,840	36,886
Total current assets	495,292	228,653
Property and equipment - net	4,823	6,173
Operating lease right-of-use assets	18,399	8,877
Capitalized product development costs - net	109,564	100,861
Goodwill	2,492,649	2,487,007
Intangible assets - net	657,824	722,147
Other assets	32,131	29,677
Total assets	$3,810,682	$3,583,395
Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$9,019	$5,878
Accrued expenses	102,464	84,270
Operating lease liabilities, current	4,271	5,263
Deferred revenue, current	407,956	310,536
Revolving credit facility	10,000	—
Current portion of long-term debt	8,797	7,750
Total current liabilities	542,507	413,697
Noncurrent Liabilities:
Other liabilities	2,152	2,099
Operating lease liabilities - net of current	16,390	8,053
Deferred taxes	268,171	281,314
Tax Receivable Agreement liability	392,671	410,361
Deferred revenue - net of current	5,680	5,303
Long-term debt, net	822,744	728,624
Total liabilities	2,050,315	1,849,451
Stockholders' Equity:
Class A common stock, $0.0001 par value per share, 500,000,000 shares authorized, 164,207,976 and 159,596,001 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively.	16	16
Class B common stock, $0.0001 par value per share, 300,000,000 shares authorized, 37,654,059 and 39,928,472 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively.	4	4
Additional paid-in capital	1,508,256	1,438,019
Accumulated other comprehensive loss	(2,186)	(2,122)
Accumulated deficit	(202,771)	(187,250)
Total stockholders' equity attributable to PowerSchool Holdings, Inc.	1,303,319	1,248,667
Non-controlling interest	457,048	485,277
Total stockholders' equity	1,760,367	1,733,944
Total liabilities and stockholders' equity	$3,810,682	$3,583,395

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
(in thousands)
Cash flows from operating activities:
Net loss	$(1,306)	$(3,917)	$(20,414)	$(24,495)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	32,342	30,812	96,007	91,119
Share-based compensation	14,860	12,490	46,904	38,100
Amortization of operating lease right-of-use assets	1,011	(707)	2,610	(1,189)
Change in fair value of acquisition-related contingent consideration	363	340	(273)	(5,586)
Amortization of debt issuance costs	984	895	2,745	2,656
Provision for allowance for doubtful accounts	1,342	166	2,706	(329)
Gain on lease modification	(508)	—	(454)	—
Write-off of right-of-use assets and disposal of property and equipment	11	57	52	8,675
Changes in operating assets and liabilities — net of effects of acquisitions:
Accounts receivables	(57,318)	(46,008)	(82,468)	(52,651)
Prepaid expenses and other current assets	1,782	(1,680)	(905)	1,635
Other assets	381	2,289	(2,896)	(1,526)
Accounts payable	3,169	(508)	2,986	(5,621)
Accrued expenses	6,106	7,332	(6,101)	(521)
Other liabilities	(554)	(730)	(4,162)	(5,948)
Deferred taxes	(3,714)	(2,086)	(6,548)	(507)
Tax Receivable Agreement liability	291	(2,342)	676	(2,342)
Deferred revenue	221,148	190,700	97,186	65,312
Net cash provided by operating activities	$220,390	$187,103	$127,651	$106,782
Cash flows from investing activities:
Purchases of property and equipment	(393)	(643)	(1,331)	(2,844)
Proceeds from sale of property and equipment	23	—	23	—
Investment in capitalized product development costs	(8,766)	(12,358)	(28,714)	(33,285)
Purchase of internal use software	(259)	—	(259)	—
Acquisitions—net of cash acquired	(9,753)	—	(9,753)	(31,155)
Payment of acquisition-related contingent consideration	(3,528)	—	(3,528)	(1,392)
Net cash used in investing activities	$(22,676)	$(13,001)	$(43,562)	$(68,676)
Cash flows from financing activities:
Taxes paid related to the net share settlement of equity awards	(113)	(8,824)	(1,538)	(8,824)
Proceeds from Revolving Credit Agreement	10,000	—	20,000	70,000
Proceeds from First Lien Debt amendment	99,256	—	99,256	—
Repayment of Revolving Credit Agreement	(10,000)	(70,000)	(10,000)	(70,000)
Repayment of First Lien Debt	(2,199)	(1,938)	(6,074)	(5,813)
Payment of debt issuance costs	(309)	—	(309)	—
Payments of deferred offering costs	—	—	—	(295)
Net cash provided by (used in) financing activities	$96,635	$(80,762)	$101,335	$(14,932)
Effect of foreign exchange rate changes on cash	88	88	(75)	(782)
Net decrease in cash, cash equivalents, and restricted cash	294,437	93,428	185,349	22,392
Cash, cash equivalents, and restricted cash—Beginning of period	28,894	15,955	137,982	86,991
Cash, cash equivalents, and restricted cash—End of period	$323,331	$109,383	$323,331	$109,383

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)
Reconciliation of Gross profit to Adjusted gross profit

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except for percentages)	2023	2022	2023	2022

Gross profit	$110,314	$92,647	$305,147	$263,870
Depreciation	153	263	567	803
Share-based compensation(1)	2,494	2,144	7,607	6,458
Restructuring(2)	(13)	1,223	524	3,325
Acquisition-related expense(3)	—	266	134	558
Amortization	16,355	14,576	48,069	42,266
Adjusted Gross Profit	$129,303	$111,119	$362,048	$317,280
Gross Profit Margin(4)	60.6%	57.0%	59.2%	56.2%
Adjusted Gross Profit Margin(5)	71.0%	68.4%	70.2%	67.6%

(1) Refers to expenses flowing through gross profit associated with share-based compensation.
(2)    Refers to expenses flowing through gross profit related to migration of customers from legacy to core products, and severance expense related to offshoring activities and executive departures.
(3)    Refers to expenses flowing through gross profit incurred to execute and integrate acquisitions, including retention awards and severance for acquired employees.
(4)    Represents gross profit as a percentage of revenue.
(5)    Represents Adjusted Gross Profit as a percentage of revenue.

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022

Net loss	$(1,306)	$(3,917)	$(20,414)	$(24,495)
Add:
Amortization	31,523	29,680	93,447	87,409
Depreciation	820	1,114	2,560	3,710
Net interest expense(1)	16,409	11,158	46,539	26,923
Income tax (benefit) expense	(3,475)	(811)	(5,244)	794
Share-based compensation	15,297	13,222	48,688	37,859
Management fees(2)	80	85	238	262
Restructuring(3)	308	1,523	2,592	11,706
Acquisition-related expense(4)	2,319	2,535	4,167	1,769
Other expense (income) due to tax rate change(5)	—	(2,342)	—	(2,342)
Adjusted EBITDA	$61,975	$52,247	$172,573	$143,595

Net loss margin(6)	(0.7)%	(2.4)%	(4.0)%	(5.2)%
Adjusted EBITDA margin(7)	34.0%	32.2%	33.5%	30.6%

(1)    Interest expense, net of interest income.
(2)    Refers to expense associated with collaboration with our principal stockholders and their internal consulting groups.

(3)    Refers to costs incurred related to migration of customers from legacy to core products, remaining lease obligations for abandoned facilities, severance expense related to offshoring activities, facility closures, and executive departures.
(4)    Refers to direct transaction and debt-related fees reflected in our acquisition costs line item of our income statement and incremental acquisition-related costs that are incurred to perform diligence, execute and integrate acquisitions, including retention awards and severance for acquired employees, and other transaction and integration expenses. Also, refers to the fair value adjustments recorded to the contingent consideration liability related to the acquisitions of Kinvolved, Inc. ("Kinvolved") and Chalk.com Education ULC ("Chalk"). These incremental costs are embedded in our research and development, selling, general and administrative and cost of revenue line items.
(5) Refers to impact of the remeasurement of the tax receivable agreement liability due to a change in the
Pennsylvania statutory income tax rate.
(6)    Represents net loss as a percentage of revenue.
(7)    Represents Adjusted EBITDA as a percentage of revenue.

Reconciliation of Net Loss to Non-GAAP Net Income

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share and per share data)	2023	2022	2023	2022

Net loss	$(1,306)	$(3,917)	$(20,414)	$(24,495)
Add:
Amortization	31,523	29,680	93,447	87,409
Depreciation	820	1,114	2,560	3,710
Share-based compensation	15,297	13,222	48,688	37,859
Management fees(1)	80	85	238	262
Restructuring(2)	308	1,523	2,592	11,706
Acquisition-related expense(3)	2,319	2,535	4,167	1,769
Other expense (income) due to tax rate change(4)	—	(2,342)	—	(2,342)
Non-GAAP Net Income	$49,041	$41,900	131,278	115,878

Weighted-average Class A common stock used in computing GAAP net loss per share - basic	163,785,972	158,812,536	162,465,480	158,387,266
Weighted-average Class A common stock used in computing GAAP net loss per share - diluted	165,666,867	158,812,536	162,465,480	158,387,266

Weighted-average shares Class A common stock outstanding used in computing Non-GAAP net income per share - basic	163,785,972	158,812,536	162,465,480	158,387,266
Effect of RSAs, RSUs and MSUs	1,880,895	277,744	940,132	62,048
Effect of LLC Units	37,654,059	39,928,472	37,654,059	39,928,472
Weighted-average shares Class A common stock outstanding used in computing Non-GAAP net income per share - diluted	203,320,926	199,018,752	201,059,671	198,377,786

GAAP net loss attributable to the PowerSchool Holdings, Inc. per share of Class A common stock - basic	$0.00	$(0.02)	$(0.10)	$(0.12)
Non-GAAP Net Income per share of Class A common stock - basic	$0.30	$0.26	$0.81	$0.73
GAAP net loss attributable to the PowerSchool Holdings, Inc. per share of Class A common stock - diluted	$0.00	$(0.02)	$(0.10)	$(0.12)
Non-GAAP Net Income per share of Class A common stock - diluted	$0.24	$0.21	$0.65	$0.58

(1)    Refers to expense associated with collaboration with our Principal Stockholders and their internal consulting groups.
(2)    Refers to costs incurred related to migration of customers from legacy to core products, remaining lease obligations for abandoned facilities, severance expense related to offshoring activities, facility closures, and executive departures.
(3)    Refers to direct transaction and debt-related fees reflected in our acquisition costs line item of our income statement and incremental acquisition-related costs that are incurred to perform diligence, execute and integrate acquisitions, including retention awards and severance for acquired employees, and other transaction and integration expenses. Also, refers to the fair value adjustments recorded to the contingent consideration liability related to the acquisitions of Kinvolved and Chalk. These incremental costs are embedded in our research and development, selling, general and administrative and cost of revenue line items.
(4) Refers to impact of the remeasurement of the tax receivable agreement liability due to a change in the
Pennsylvania statutory income tax rate.

Reconciliation of GAAP to Non-GAAP Cost of Revenue and Operating Expenses

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022

GAAP Cost of Revenue - Subscription and Support	$36,595	$39,009	$111,570	$114,303
Less:
Share-based compensation	1,637	1,501	4,893	3,663
Restructuring	(14)	(13)	509	89
Acquisition-related expense	—	183	61	408
Non-GAAP Cost of Revenue - Subscription and Support	$34,972	$37,338	$106,107	$110,143

GAAP Cost of Revenue - Services	$14,140	$14,852	$43,586	$45,585
Less:
Share-based compensation	858	643	2,714	2,795
Restructuring	1	1,236	15	3,236
Acquisition-related expense	—	83	73	150
Non-GAAP Cost of Revenue - Services	$13,281	$12,890	$40,784	$39,404

GAAP Research & Development	$26,751	$27,821	$78,035	$80,528
Less:
Share-based compensation	4,116	3,709	12,863	9,837
Restructuring	84	265	197	265
Acquisition-related expense	—	1,252	1,522	2,146
Non-GAAP Research & Development	$22,551	$22,595	$63,453	$68,280

GAAP Selling, General and Administrative	$53,606	$45,530	$156,293	$133,117
Less:
Share-based compensation	8,686	7,368	28,218	21,564
Management fees	80	85	238	262
Restructuring	238	35	1,871	8,116
Acquisition-related expense	(142)	1,005	51	(3,565)
Non-GAAP Selling, General and Administrative	$44,744	$37,037	$125,915	$106,740

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow and Unlevered Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
Net cash used in operating activities	$220,390	$187,103	$127,651	$106,782
Purchases of property and equipment	(393)	(643)	(1,331)	(2,844)
Capitalized product development costs	(8,766)	(12,358)	(28,714)	(33,285)
Free Cash Flow	$211,231	$174,102	$97,606	$70,653
Add:
Cash paid for interest on outstanding debt	15,853	10,528	43,522	24,700
Unlevered Free Cash Flow	$227,084	$184,630	$141,128	$95,353

© PowerSchool. PowerSchool and other PowerSchool marks are trademarks of PowerSchool Holdings, Inc. or its subsidiaries. Other names and brands may be claimed as the property of others.

PWSC-F

Investor Contact:
Shane Harrison
investor.relations@PowerSchool.com
855-707-5100

Media Contact:
Beth Keebler
public.relations@PowerSchool.com
503-702-4230

Source: PowerSchool Holdings, Inc.